Exhibit 99.1

NEWS…	Contacts:	Bill Allen
October 20, 2005		Lisa Hathcoat
FOR IMMEDIATE RELEASE		(813) 282-1225

OUTBACK STEAKHOUSE, INC.
REPORTS THIRD QUARTER RESULTS

Tampa, Florida, October 20 --- Outback Steakhouse, Inc. (NYSE: OSI) today reported that net income for the three months ended September 30, 2005 was $30,132,000, equal to $0.39 per share (diluted), compared with $27,316,000 or $0.36 per share (diluted) for the same period in 2004. Revenues for the quarter increased by 11.8% to $872,444,000 compared with $780,598,000 during the same quarter last year.
System-wide sales grew by 11.0% for the quarter compared with the respective period in 2004. System-wide sales is a non-GAAP financial measure that includes sales of all restaurants operating under the Company’s brand names, whether the Company owns them or not. The two components of system-wide sales, including those of Outback Steakhouse, Inc. and those of franchisees and development joint ventures, are provided in the following supplemental tables.
Comparable store sales and average unit volumes for the Company’s restaurant brands for the quarter ended September 30, 2005 compared to the same quarter in 2004 changed by approximately:

Quarter ended September 30, 2005	Company-owned	Franchised and development joint venture	System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	-1.6%	0.3%	-1.4%
Carrabba’s Italian Grills	6.4%	N/A	6.4%
Fleming’s Prime Steakhouse and Wine Bars	13.4%	N/A	13.4%
Roy’s	9.1%	N/A	9.1%
Bonefish Grills	7.7%	3.0%	7.2%
Domestic average unit volumes
Outback Steakhouses	-2.3%	2.8%	-1.6%
Carrabba’s Italian Grills	4.4%	N/A	4.4%
Fleming’s Prime Steakhouse and Wine Bars	4.2%	N/A	4.2%
Roy’s	12.9%	N/A	12.9%
Bonefish Grills	6.0%	3.0%	5.7%

The Company will conduct a conference call today, Thursday, October 20 at 8:30 a.m. Eastern Daylight Time, to discuss its financial results for the quarter ended September 30, 2005. The discussion will be carried live on the Internet and can be accessed via the Company’s website at http://investors.outback.com or at http://www.outback.com under the Company Info, Investor Relations links. Replay of the conference call via the Internet will be available shortly after the event at the same location.
Certain statements that may be made during the earnings call related to this release are forward-looking statements. Forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, price and availability of commodities, such as beef, chicken, shrimp, pork, seafood, dairy, potatoes, onions and energy supplies, which are subject to fluctuation and could increase or decrease more than the Company expects; inflation; changes in consumer tastes and the level of acceptance of the Company's restaurant concepts (including consumer acceptance of price increases); consumer perception of food safety; local, regional, national and international economic conditions; the seasonality of the Company’s business; demographic trends; the cost of advertising and media; and government actions and policies. Further information on potential factors that could affect the financial results of Outback Steakhouse, Inc. are included in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information in this press release.
The Company’s restaurant system operates in 50 states and 21 countries internationally.

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STATEMENTS OF INCOME
(in thousands, except for per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
		(restated) (1)		(restated) (1)
Revenues
Restaurant sales	$867,424	$776,355	$2,667,585	$2,365,828
Other revenues	5,020	4,243	15,770	13,254
Total revenues	872,444	780,598	2,683,355	2,379,082
Costs and expenses
Cost of sales	317,977	293,666	975,083	888,132
Labor and other related	215,382	189,562	647,233	569,054
Other restaurant operating	195,672	166,356	566,125	487,221
Distribution expense to employee partners, excluding
stock expense	18,277	17,867	64,314	55,649
Employee partner stock buyout expense	838	1,269	5,313	5,666
Depreciation and amortization	32,393	26,828	92,735	76,150
General and administrative	40,001	36,582	122,052	101,638
Hurricane property losses	1,412	3,024	1,412	3,024
Provision for impaired assets and restaurant closings	1,396	2,394	9,851	2,394
Contribution for "Dine Out for Hurricane Relief"	1,000	-	1,000	-
Income from operations of unconsolidated affiliates	(766)	(407)	(665)	(1,067)
	823,582	737,141	2,484,453	2,187,861
Income from operations	48,862	43,457	198,902	191,221
Other income (expense), net	(75)	(370)	(1,098)	(1,459)
Interest income	658	337	1,476	947
Interest expense	(1,848)	(1,009)	(4,519)	(2,408)
Income before elimination of minority partners' interest and
provision for income taxes	47,597	42,415	194,761	188,301
Elimination of minority partners' interest	1,168	687	7,558	7,529
Income before provision for income taxes	46,429	41,728	187,203	180,772
Provision for income taxes	16,297	14,412	65,708	62,314
Net income	$30,132	$27,316	$121,495	$118,458

Basic earnings per share	$0.41	$0.37	$1.64	$1.60
Basic weighted average shares outstanding	74,167	73,896	73,991	74,223

Diluted earnings per share	$0.39	$0.36	$1.58	$1.52
Diluted weighted average shares outstanding	76,832	76,869	76,794	77,752
__________________
(1)
Restated from previously reported financial statements to reflect certain adjustments for lease accounting as discussed in Note 1 to the Consolidated Financial Statements of Item 8: Financial Statements and Supplementary Data in the Company’s 2004 Form 10-K.

SUPPLEMENTAL BALANCE SHEET INFORMATION (in millions):	As of September 30, 2005
Cash	$40
Working capital	(149)
Current portion of long-term debt	56
Long-term debt (1)	141
__________________
(1)	Includes $30 million of debt owed by a franchisee of the Company which is due December 31, 2008, and for which the Company provides a guarantee.

	Three months ended		Nine months ended
	September 30,		September 30,
OUTBACK STEAKHOUSE, INC. RESTAURANT SALES (in millions):	2005	2004	2005	2004
Outback Steakhouse restaurants
Domestic	$536	$535	$1,684	$1,655
International	64	50	185	123
Total	600	585	1,869	1,778
Carrabba's Italian Grills	143	117	428	358
Other restaurants	125	75	371	230

Total Company-owned restaurant sales	$868	$777	$2,668	$2,366

The following information presents sales for both the franchised and unconsolidated development joint venture restaurants. These are stores that are not owned by the Company and from which the Company only receives a franchise royalty or a portion of their total income. Management believes that franchise and unconsolidated development joint venture sales information is useful in analyzing Company revenues because franchisees and affiliates pay service fees and/or royalties that generally are based on a percent of sales. Management also uses this information to make decisions about future plans for the development of additional restaurants and new concepts as well as evaluation of current operations.
These sales do not represent sales of Outback Steakhouse, Inc., and are presented only as an indicator of the changes in the restaurant system, which management believes is important information regarding the health of the Company’s restaurant brands.

	Three months ended		Nine months ended
	September 30,		September 30,
FRANCHISE AND DEVELOPMENT JOINT VENTURE SALES (in millions):	2005	2004	2005	2004
Outback Steakhouse restaurants
Domestic	$88	$84	$270	$258
International	28	25	84	69
Total	116	109	354	327
Bonefish Grills	3	3	9	9

Total franchise and development joint venture sales (1)	$119	$112	$363	$336
Income from franchise and development joint ventures (2)	$5	$4	$14	$12
__________________
(1)	Franchise and development joint venture sales are not included in our Company revenues as reported in our Consolidated Statements of Income.
(2)	Represents the franchise royalty and portion of total income included in our Consolidated Statements of Income in the line items Other revenues or Income from operations of unconsolidated affiliates.

RESTAURANTS IN OPERATION AS OF SEPTEMBER 30:	2005	2004
Outback Steakhouses
Company-owned - domestic	661	645
Company-owned - international	87	67
Franchised and development joint venture - domestic	105	100
Franchised and development joint venture - international	51	54
Total	904	866
Carrabba's Italian Grills
Company-owned	189	163
Bonefish Grills
Company-owned	78	47
Franchised	4	4
Total	82	51
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	34	27
Roy’s
Company-owned	19	18
Cheeseburger in Paradise
Company-owned	21	5
Paul Lee's Chinese Kitchens
Company-owned	4	1
Lee Roy Selmon’s
Company-owned	3	2

System-wide total	1,256	1,133